Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No.3 to the Registration Statement on the form S-4 of Mana Capital Acquisition Corp. of our report dated May 4, 2022, relating to the financial statements of Cardio Diagnostics, Inc. for the years ending December 31, 2021 and 2020, appearing in the Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Prager Metis CPA’s LLC

Hackensack, New Jersey

September 15, 2022